F.N.B. Corporation Reports Full Year and Fourth Quarter 2013 Results

HERMITAGE, Pa., Jan. 21, 2014 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported full year and fourth quarter of 2013 results. Net income available to common shareholders for the full year of 2013 totaled $117.8 million, or $0.80 per diluted common share, compared to net income of $110.4 million, or $0.79 per diluted common share in 2012. On an operating basis[1], net income available to common shareholders for the full year of 2013 totaled $123.5 million, or $0.84 per diluted common share, compared to full year 2012 net income of $117.8 million, or $0.84 per diluted common share.

Fourth quarter of 2013 net income available to common shareholders totaled $28.4 million, or $0.18 per diluted common share, compared to third quarter of 2013 net income of $31.6 million, or $0.22 per diluted common share and fourth quarter of 2012 net income of $29.0 million, or $0.21 per diluted common share. On an operating basis1, fourth quarter of 2013 operating net income available to common shareholders was $32.5 million, or $0.21 per diluted common share, compared to third quarter of 2013 operating net income of $32.2 million, or $0.22 per diluted common share, and fourth quarter of 2012 operating net income of $32.1 million or $0.23 per diluted common share.

Vincent J. Delie, President and Chief Executive Officer, commented, "FNB has completed another year highlighted by growth and success. We maintained a high-quality earnings stream, despite significant regulatory-related revenue impacts and expense burden, and achieved several strategic company milestones. These accomplishments will mark 2013 as a transformational year. As we enter 2014, we have an expanded footprint in Baltimore, Maryland and Cleveland, Ohio and we are excited about our future potential in these dynamic markets. We are also very optimistic about our prospects across our core markets. Our capital structure is strengthened following the actions undertaken during the year and we continue to attract some of the most talented bankers in our markets. We believe FNB is better positioned than ever for the future."

Full Year Results Summary	2013	2012
Reported Results
Net income available to common shareholders ($ in millions)	$117.8	$110.4
Net income per diluted common share	$0.80	$0.79
Operating Results (Non-GAAP)[1]
Net income available to common shareholders ($ in millions)	$123.5	$117.8
Net income per diluted common share	$0.84	$0.84
Average Diluted Shares Outstanding (in 000's)	147,810	140,640

Quarterly Results Summary	4Q13	3Q13	4Q12
Reported Results
Net income available to common shareholders ($ in millions)	$28.4	$31.6	$29.0
Net income per diluted common share	$0.18	$0.22	$0.21
Operating Results (Non-GAAP)[1]
Net income available to common shareholders ($ in millions)	$32.5	$32.2	$32.1
Net income per diluted common share	$0.21	$0.22	$0.23
Average Diluted Shares Outstanding (in 000's)	157,858	146,446	140,923

Fourth Quarter 2013 Highlights

  Loan growth momentum continued, with annualized average organic loan growth on a linked-quarter basis of $129 million or 5.9% annualized.
  Average transaction deposits and customer repurchase agreements grew organically on a linked-quarter basis by $138 million or 6.8% annualized.  Transaction deposits and customer repurchase agreements improved to 76% of total deposits and customer repurchase agreements at December 31, 2013, up from 74% at December 31, 2012.
  The net interest margin expanded to 3.67% from 3.64% in the prior quarter.
  Credit quality metrics improved and reflect continued solid performance.  For the originated portfolio, non-performing loans and OREO to total loans and OREO improved 5 basis points to 1.44%, reflecting a $6.7 million, or 10.2%, reduction in non-accrual loan levels.  Net charge-offs were 0.30% annualized of total average originated loans, compared to 0.26% annualized in the prior quarter.
  The PVF Capital Corp. (PVFC) acquisition was completed on October 12, 2013.
  F.N.B. Corporation completed a capital offering, raising net proceeds of $161.3 million by issuing preferred and common equity through a comprehensive capital action plan to proactively position F.N.B. for Basel III implementation, including the redemption of certain trust preferred securities, and to support future growth opportunities.

Fourth Quarter 2013 Results – Comparison to Prior Quarter
(All comparisons refer to the third quarter of 2013, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $108.7 million, increasing $7.6 million or 7.5%. The net interest margin of 3.67% improved 3 basis points from the prior quarter and included a $1.7 million, or 6 basis point, benefit from additional accretable yield resulting from better than expected cash flows on acquired loans. The October 2013 capital raise resulted in a temporary increase in short-term interest bearing cash balances, narrowing the fourth quarter net interest margin by 3 basis points. The majority of these cash balances were deployed by December 31, 2013 for the redemption of $115 million in trust preferred securities.

Average loans totaled $9.3 billion and increased $593 million, or 6.8%, reflecting loans acquired from the PVFC acquisition ($463 million) and annualized organic loan growth of $129 million or 5.9%. The fourth quarter marks the eighteenth consecutive linked-quarter of organic growth in total loans. Organic growth in average loans reflects continued positive results in both the commercial and consumer portfolios, with organic growth in the commercial portfolio of $52.6 million, or 4.4% annualized, and consumer loan organic growth (consisting of direct, consumer lines of credit and indirect loans) of $99.6 million or 13.8% annualized. The primary contributor to the organic consumer loan growth was $74.4 million of growth in home equity-related loans (direct and consumer lines of credit loans), of which 69% of the new loan volume represents a first lien position.

Average deposits and customer repurchase agreements totaled $11.1 billion and increased $710 million, or 6.8%, due to deposits acquired from the PVFC acquisition ($639 million) and annualized organic growth of $71.3 million or 2.7%. Organic growth in lower-cost transaction deposit accounts and customer repurchase agreements continued as these average balances grew $137.7 million or 6.8% annualized. Partially offsetting the transaction deposit growth was a continuation of the planned decline in time deposits due to FNB's liquidity position. In addition, FNB's funding remains predominantly customer-based, with total customer-based funding representing 97% of total deposits and borrowings. Loans as a percentage of total deposits and customer repurchase agreements were 86%.

Non-Interest Income
Non-interest income totaled $32.7 million, decreasing $0.2 million, or 0.5%, reflecting consistent results across most fee income categories which was offset by lower mortgage banking income. Wealth management revenues increased $0.5 million, or 7.3%, due to continued organic growth given heightened cross-selling efforts and improved market conditions. Non-interest income was 23% of total revenue.

Non-Interest Expense
Non-interest expense totaled $92.1 million, and included merger-related costs of $4.0 million and a loss on the early extinguishment of debt with trust preferred securities redemption costs of $2.2 million. When excluding these non-operating costs and the $0.9 million in merger costs in the prior quarter, non-interest expense increased $3.6 million or 4.4%. The increase primarily reflects the additional operating costs of PVFC during the fourth quarter. In addition, salaries and employee benefits included higher employee medical insurance of $1.1 million due to elevated claims experienced during the quarter, other real estate owned (OREO) expense was elevated by $1.7 million primarily due to the write-down of one property and amortization of intangibles increased following the addition of PVFC. The efficiency ratio was improved to 57.8% from 59.7%.

Credit Quality
Overall credit quality metrics improved and reflect continued solid performance. The ratio of non-performing loans and OREO to total loans and OREO improved 9 basis points to 1.24%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO was 1.44%, a 5 basis point improvement reflecting a $6.7 million, or 10.2%, reduction of non-accrual loans. The positive movement in non-accrual levels contributed to a $9.6 million, or 16 basis point, improvement in total originated delinquency (total past due and non-accrual loans) to total originated loans, which was 1.28% at December 31, 2013.

The provision for loan losses totaled $8.4 million, compared to $7.3 million in the prior quarter. The increase reflects lower provision for loan losses for the originated portfolio given the continued improvement in credit quality offset by an increased provision in the acquired portfolio related to certain small business pools and the exit of lower-quality credits. Net charge-offs for the fourth quarter totaled $7.6 million, or 0.32% annualized, compared to $5.5 million or 0.25% annualized. For the originated portfolio, net charge-offs were 0.30% annualized compared to 0.26% annualized of average originated loans. Full year 2013 net charges-offs improved 7 basis points to 0.28% of total average loans for the full year of 2012. The ratio of the allowance for loan losses to total originated loans was 1.29% at December 31, 2013, compared to 1.34% at September 30, 2013, with the change directionally consistent with the improved performance of the originated portfolio. The ratio of the allowance for loan losses to total non-performing loans was 135.42%, compared to 127.37%.

Fourth Quarter 2013 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the fourth quarter of 2012, except as noted)

Fourth quarter of 2013 results include the impact from the Annapolis Bancorp, Inc. (ANNB) and PVFC acquisitions completed on April 6, 2013 and October 12, 2013, respectively.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $108.7 million, increasing $12.9 million or 13.5%. The net interest margin expanded 1 basis point to 3.67%, reflecting solid loan and lower-cost transaction deposit growth. Average earning assets grew $1.4 billion, or 13.0%, through solid organic loan growth and the addition of ANNB and PVFC.

Average loans totaled $9.3 billion and increased $1.3 billion, or 16.1%, reflecting organic loan growth of $572 million, or 7.1%, and loans added in the ANNB and PVFC acquisitions. Growth in the commercial portfolio continued, with these average balances increasing organically $282.7 million or 6.5%. Average organic consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also strong with these balances increasing $384.8 million, or 15.2%, driven by growth in home equity-related loans originated across FNB's footprint.

Total average deposits and customer repurchase agreements totaled $11.1 billion and increased $1.1 billion, or 11.4%, reflecting organic growth of $141.3, or 1.4%, and balances added in the ANNB and PVFC acquisitions. Organic growth in lower cost transaction deposit accounts and customer repurchase agreements was strong, growing $461.1 million, or 6.2%, through new account acquisition and customers maintaining higher average balances. Average non-interest bearing deposits grew organically $259.5 million or 14.9%.

Non-Interest Income
Non-interest income totaled $32.7 million, increasing $0.6 million, or 1.8%, reflecting the benefit of the ANNB and PVFC acquisitions and solid organic growth in fee-based business units. Securities commissions and fees increased $0.7 million, or 29.7%, and trust income increased $0.4 million or 11.4%. The fourth quarter of 2013 was negatively impacted by $2.7 million in lower customer-related interchange service charges due to the Durbin Amendment restrictions. The prior-year quarter included a $1.7 million non-recurring accrual for expected losses on asset disposals related to branch consolidations.

Non-Interest Expense
Non-interest expense totaled $92.1 million, increasing $15.5 million or 20.3%. The fourth quarter of 2013 included merger-related costs of $4.0 million and trust preferred securities redemption costs of $2.2 million. The fourth quarter of 2012 included $3.0 million in litigation costs to establish a settlement fund. Absent these items, the year-over-year increase in non-interest expense primarily reflects the additional operating costs related to the ANNB and PVFC acquisitions.

Credit Quality
Credit quality results reflect improvement over the prior-year quarter. The ratio of non-performing loans and OREO to total loans and OREO improved 18 basis points to 1.24%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO was 1.44%, a 16 basis point improvement, reflecting the 11.0% reduction in non-accrual loans. Total delinquency (total past due and non-accrual loans) improved $14.8 million or 36 basis points to 1.28% at December 31, 2013.

The provision for loan losses totaled $8.4 million, compared to $9.3 million in the prior-year quarter. Net charge-offs for the fourth quarter totaled $7.6 million, or 0.32% annualized of total average loans, compared to $7.6 million or 0.38% annualized. For the originated portfolio, net charge-offs of $6.1 million improved by $1.6 million, or 15 basis points, to 0.30% annualized of total average originated loans. The ratio of the allowance for loan losses to total originated loans was 1.29% at December 31, 2013, compared to 1.38% at December 31, 2012, with the change directionally consistent with the improved performance of the portfolio.

Full Year 2013 Results
(All comparisons refer to the prior full year, except as noted)

Full year 2013 results include the impact from the ANNB and PVFC acquisitions completed on April 6, 2013 and October 12, 2013, respectively

Net interest income on a fully taxable equivalent basis totaled $403.0 million and grew $22.8 million or 6.0%. The net interest margin of 3.65% compares to 3.73%, with 3 basis points of the narrowing due to $2.6 million higher additional accretable yield on acquired loans in the prior year. The remaining narrowing primarily reflects lower yields on earning assets in response to the extended low interest rate environment. This is partially offset by the benefits to the net interest margin from strong growth in average loans, as well as lower cost transaction deposits and customer repurchase agreements and a lower cost of funds. Average earning assets grew $842.5 million, or 8.3%, reflecting strong organic loan growth and the ANNB and PVFC acquisitions.

Average loans totaled $8.7 billion and increased $807.8 million, or 10.3%, reflecting solid organic loan growth of $498.9 million, or 6.3%, and loans added in the ANNB and PVFC acquisitions. Total average deposits and customer repurchase agreements totaled $10.5 billion and increased $659.7 million, or 6.7%, reflecting organic growth and balances added in the ANNB and PVFC acquisitions. Organic growth in lower cost transaction deposit accounts and customer repurchase agreements was strong, growing $562.2 million or 7.9%. Growth in non-interest bearing deposits was a significant contributor, with average organic growth of $273.2 million or 16.9%.

Non-interest income totaled $135.8 million, increasing $4.5 million or 3.4%. Full-year 2013 non-interest income was negatively impacted by the $5.3 million in lower customer-related service charges attributable to the Durbin Amendment restrictions that became effective for FNB on July 1, 2013. Non-interest income benefited from the acquisitions and positive results from improved organic revenue growth results across several business lines, including wealth management and insurance, due to the implementation of revenue-enhancing strategies and initiatives. Wealth management revenue increased $4.4 million, or 18.6%, driven by cross-selling efforts with internal business partners, added sales professionals and improved market conditions. The 2013 fiscal year also included a $1.6 million gain on the extinguishment of debt, while the 2012 fiscal year included a $1.4 million gain on the sale of a building.

Non-interest expense totaled $338.2 million, an increase of $19.6 million, or 6.1%, primarily due to adding ANNB and PVFC operating costs and higher FDIC insurance expense of $2.1 million or 26.2%.

Credit quality results for full year of 2013 continued to trend positively resulting in year-over-year improvements. Full year net charge-offs totaled $24.7 million, or 0.28% annualized, improved from $27.6 million or 0.35% annualized. The full year provision for loan losses of $31.1 million was consistent with the prior-year level.

Income Taxes
The effective tax rate for the full year 2013 reflects the benefit of $1.4 million of tax credits realized on the prior-year income tax return.

Capital Position
Capital levels at December 31, 2013 are strengthened following the capital actions during the fourth quarter of 2013. During the fourth quarter, the Corporation raised $161.3 million in capital, through the issuance of 4.7 million shares of common stock ($54.4 million in net proceeds) and 4.4 million depository shares of non-cumulative perpetual preferred stock ($106.9 million in net proceeds). A portion of the proceeds were deployed during the quarter to redeem $115.0 million in trust preferred securities, with an additional $16.5 million expected to be redeemed in the first quarter of 2014.

The Corporation's capital levels at December 31, 2013 continue to exceed federal bank regulatory agency "well capitalized" thresholds. At December 31, 2013, the estimated total risk-based capital ratio was 12.2%, the estimated tier 1 risk-based capital ratio was 10.8% and the estimated leverage ratio was 8.8%.

At December 31, 2013, the tangible common equity to tangible assets ratio (non-GAAP measure) increased to 6.71% compared to 6.09% at September 30, 2013 and the tangible common book value per share (non-GAAP measure) increased to $5.38 from $5.04 at September 30, 2013. The dividend payout ratios for the fourth quarter of 2013 and full year of 2013 were 68% and 60%, respectively.

Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss fourth quarter and full year 2013 financial results on Wednesday, January 22, 2014 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (888) 500-6950 or (719) 325-2491 for international callers; the confirmation number is 3658778. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Wednesday, January 29, 2014. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 3658778. The call transcript and Webcast will be available on the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, Pennsylvania, is a regional diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, PA, where it holds the number three retail deposit market share, Baltimore, MD and Cleveland, OH. The Company has total assets of $13.6 billion and more than 265 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, asset based lending, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact on federal regulated agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing or reversal of the current moderate economic recovery and persistence or worsening levels of unemployment.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    The impact on fee income opportunities resulting from the limit imposed under the Durbin Amendment of the Dodd-Frank Act on the maximum permissible interchange fee that banks may collect from merchants for debit card transactions and federal court determinations that may impose further restrictions on interchange fee opportunities.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.
  As demonstrated by our Annapolis Bancorp, Inc. and PVF Capital Corp. acquisitions and the pending acquisition of BCSB Bancorp, Inc., we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders.  In addition, with respect to the acquisition of Annapolis Bancorp, Inc. and PVF Capital Corp., and the pending acquisition of and BCSB Bancorp, Inc., F.N.B. Corporation may experience difficulties in expanding into a new market area, including retention of customers and key personnel of Annapolis Bancorp, Inc., PVF Capital Corp., Inc. and BCSB Bancorp, Inc.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2012 Form 10-K and 2013 Form 10-Qs, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

1 Non-GAAP measures, refer to Non-GAAP Disclosures and detail in the accompanying data tables.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				4Q13 -	4Q13 -
	2013		2012	3Q13	4Q12
	Fourth	Third	Fourth	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$117,637	$109,790	$107,578	7.1	9.4
Interest expense	10,691	10,536	13,660	1.5	-21.7
Net interest income	106,946	99,254	93,918	7.8	13.9
Taxable equivalent adjustment	1,704	1,781	1,798	-4.3	-5.2
Net interest income (FTE) (1)	108,650	101,035	95,716	7.5	13.5
Provision for loan losses	8,366	7,280	9,274	14.9	-9.8
Net interest income after provision (FTE)	100,284	93,755	86,442	7.0	16.0

Impairment losses on securities	(27)	0	(186)	n/m	n/m
Non-credit related losses on securities not
expected to be sold (recognized in other
comprehensive income)	0	0	93	n/m	n/m
Net impairment losses on securities	(27)	0	(93)	n/m	n/m

Service charges	16,805	16,427	17,517	2.3	-4.1
Trust income	4,323	4,176	3,880	3.5	11.4
Insurance commissions and fees	3,979	4,088	3,794	-2.7	4.9
Securities commissions and fees	2,921	2,575	2,252	13.4	29.7
Mortgage banking	370	885	1,257	-58.2	-70.6
Gain (loss) on sale of securities	51	5	3	n/m	n/m
Other	4,237	4,654	3,457	-9.0	22.5
Total non-interest income	32,659	32,810	32,067	-0.5	1.8

Salaries and employee benefits	47,710	45,155	40,964	5.7	16.5
Occupancy and equipment	14,006	12,547	11,676	11.6	20.0
FDIC insurance	1,995	3,161	1,905	-36.9	4.7
Amortization of intangibles	2,344	2,067	2,183	13.4	7.4
Other real estate owned	1,927	277	(631)	596.8	-405.1
Merger-related	3,999	913	(5)	n/m	n/m
Other	20,087	19,053	20,440	5.4	-1.7
Total non-interest expense	92,068	83,173	76,532	10.7	20.3

Income before income taxes	40,875	43,392	41,977	-5.8	-2.6
Taxable equivalent adjustment	1,704	1,781	1,798	-4.3	-5.2
Income taxes	10,732	9,977	11,224	7.6	-4.4
Net income	28,439	31,634	28,955	-10.1	-1.8
Preferred stock dividends	0	0	0
Net income available to common stockholders	$28,439	$31,634	$28,955	-10.1	-1.8

Earnings per common share:
Basic	$0.18	$0.22	$0.21	-18.2	-14.3
Diluted	$0.18	$0.22	$0.21	-18.2	-14.3

Non-GAAP Operating Results
Operating net income available to common stockholders:
Net income available to common stockholders	$28,439	$31,634	$28,955
(Gain) loss on extinguishment of debt, net of tax	1,412	0	0
Gain on sale of acquired building, net of tax	0	0	0
Branch consolidation costs, net of tax	0	0	1,214
Litigation settlement accrual, net of tax	0	0	1,950
Merger and severance costs, net of tax	2,599	594	(3)
Operating net income available to common stockholders	$32,450	$32,228	$32,116	0.7	1.0

Operating diluted earnings per common share:
Diluted earnings per common share	$0.18	$0.22	$0.21
Effect of (gain) loss on extinguishment of debt, net of tax	0.01	0.00	0.00
Effect of gain on sale of acquired building, net of tax	0.00	0.00	0.00
Effect of branch consolidation costs, net of tax	0.00	0.00	0.01
Effect of litigation settlement accrual, net of tax	0.00	0.00	0.01
Effect of merger and severance costs, net of tax	0.02	0.00	(0.00)
Operating diluted earnings per common share	$0.21	$0.22	$0.23	-4.5	-8.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,		Percent
Statement of earnings	2013	2012	Variance
Interest income	$440,386	$431,906	2.0
Interest expense	44,344	59,055	-24.9
Net interest income	396,042	372,851	6.2
Taxable equivalent adjustment	6,969	7,382	-5.6
Net interest income (FTE) (1)	403,011	380,233	6.0
Provision for loan losses	31,090	31,302	-0.7
Net interest income after provision (FTE)	371,921	348,931	6.6

Impairment losses on securities	(27)	(626)	n/m
Non-credit related losses on securities not
expected to be sold (recognized in other
comprehensive income)	0	414	n/m
Net impairment losses on securities	(27)	(212)	n/m

Service charges	68,221	69,546	-1.9
Trust income	16,751	15,239	9.9
Insurance commissions and fees	16,598	16,426	1.0
Securities commissions and fees	11,286	8,395	34.4
Mortgage banking	3,452	4,153	-16.9
Gain (loss) on sale of securities	808	305	n/m
Other	18,689	17,400	7.4
Total non-interest income	135,778	131,252	3.4

Salaries and employee benefits	179,971	168,219	7.0
Occupancy and equipment	51,688	46,898	10.2
FDIC insurance	10,192	8,077	26.2
Amortization of intangibles	8,407	8,924	-5.8
Other real estate owned	3,215	3,268	-1.6
Merger-related	8,210	7,394	11.0
Other	76,487	75,838	0.9
Total non-interest expense	338,170	318,618	6.1

Income before income taxes	169,529	161,565	4.9
Taxable equivalent adjustment	6,969	7,382	-5.6
Income taxes	44,756	43,773	2.2
Net income	117,804	110,410	6.7
Preferred stock dividends	0	0
Net income available to common stockholders	$117,804	$110,410	6.7

Earnings per common share:
Basic	$0.81	$0.79	2.5
Diluted	$0.80	$0.79	1.3

Non-GAAP Operating Results
Operating net income available to common stockholders:
Net income available to common stockholders	$117,804	$110,410
(Gain) loss on extinguishment of debt, net of tax	399	0
Gain on sale of acquired building, net of tax	0	(942)
Branch consolidation costs, net of tax	0	1,214
Litigation settlement accrual, net of tax	0	1,950
Merger and severance costs, net of tax	5,337	5,203
Operating net income available to common stockholders	$123,540	$117,835	4.8

Operating diluted earnings per common share:
Diluted earnings per common share	$0.80	$0.79
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	0.00
Effect of gain on sale of acquired building, net of tax	0.00	(0.01)
Effect of branch consolidation costs, net of tax	0.00	0.01
Effect of litigation settlement accrual, net of tax	0.00	0.01
Effect of merger and severance costs, net of tax	0.04	0.04
Operating diluted earnings per common share	$0.84	$0.84	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q13 -	4Q13 -
	2013		2012	3Q13	4Q12
	Fourth	Third	Fourth	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$197,534	$234,746	$216,233	-15.9	-8.6
Interest bearing deposits with banks	16,447	48,763	22,811	-66.3	-27.9
Cash and cash equivalents	213,981	283,509	239,044	-24.5	-10.5
Securities available for sale	1,141,650	1,115,558	1,172,683	2.3	-2.6
Securities held to maturity	1,199,169	1,180,992	1,106,563	1.5	8.4
Residential mortgage loans held for sale	7,138	8,105	27,751	-11.9	-74.3
Loans, net of unearned income	9,506,094	8,836,905	8,137,719	7.6	16.8
Allowance for loan losses	(110,784)	(110,052)	(104,374)	0.7	6.1
Net loans	9,395,310	8,726,853	8,033,345	7.7	17.0
Premises and equipment, net	154,032	147,406	140,367	4.5	9.7
Goodwill	764,248	713,509	675,555	7.1	13.1
Core deposit and other intangible assets, net	47,608	35,400	37,851	34.5	25.8
Bank owned life insurance	289,402	263,781	246,088	9.7	17.6
Other assets	350,867	315,166	344,729	11.3	1.8
Total Assets	$13,563,405	$12,790,279	$12,023,976	6.0	12.8

Liabilities
Deposits:
Non-interest bearing demand	$2,200,081	$2,115,813	$1,738,195	4.0	26.6
Savings and NOW	5,392,078	5,247,922	4,808,121	2.7	12.1
Certificates and other time deposits	2,606,073	2,359,636	2,535,858	10.4	2.8
Total Deposits	10,198,232	9,723,371	9,082,174	4.9	12.3
Other liabilities	130,418	133,061	163,151	-2.0	-20.1
Short-term borrowings	1,241,239	1,166,180	1,083,138	6.4	14.6
Long-term debt	143,928	91,807	89,425	56.8	60.9
Junior subordinated debt	75,205	194,213	204,019	-61.3	-63.1
Total Liabilities	11,789,022	11,308,632	10,621,907	4.2	11.0

Stockholders' Equity
Preferred stock	106,882	0	0	n/m	n/m
Common stock	1,592	1,455	1,398	9.4	13.9
Additional paid-in capital	1,608,117	1,440,779	1,376,601	11.6	16.8
Retained earnings	121,870	112,649	75,312	8.2	61.8
Accumulated other comprehensive income	(56,924)	(66,171)	(46,224)	-14.0	23.1
Treasury stock	(7,154)	(7,065)	(5,018)	1.2	42.6
Total Stockholders' Equity	1,774,383	1,481,647	1,402,069	19.8	26.6
Total Liabilities and Stockholders' Equity	$13,563,405	$12,790,279	$12,023,976	6.0	12.8

Selected average balances
Total assets	$13,456,936	$12,615,338	$11,988,283	6.7	12.3
Earning assets	11,774,690	11,047,767	10,420,397	6.6	13.0
Interest bearing deposits with banks	130,027	30,224	116,885	330.2	11.2
Securities	2,315,793	2,275,473	2,255,702	1.8	2.7
Residential mortgage loans held for sale	6,128	12,060	18,945	-49.2	-67.7
Loans, net of unearned income	9,322,742	8,730,010	8,028,865	6.8	16.1
Allowance for loan losses	111,654	110,463	104,453	1.1	6.9
Goodwill and intangibles	804,098	748,592	715,962	7.4	12.3
Deposits and customer repurchase agreements (6)	11,113,386	10,402,935	9,974,646	6.8	11.4
Short-term borrowings	173,405	318,023	156,197	-45.5	11.0
Long-term debt	138,631	91,659	88,956	51.2	55.8
Trust preferred securities	192,533	194,206	204,012	-0.9	-5.6
Total stockholders' equity	1,694,669	1,475,751	1,400,430	14.8	21.0
Preferred stockholders' equity	71,126	0	0	n/m	n/m

Common stock data
Average diluted shares outstanding	157,858,351	146,446,442	140,923,088	7.8	12.0
Period end shares outstanding	158,967,211	145,263,435	139,929,242	9.4	13.6
Book value per common share	$10.49	$10.20	$10.02	2.8	4.7
Tangible book value per common share (4)	$5.38	$5.04	$4.92	6.7	9.4
Dividend payout ratio (common)	67.58%	55.51%	58.51%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
Balance Sheet (at period end)	2013	2012	Variance
Assets
Cash and due from banks	$197,534	$216,233	-8.6
Interest bearing deposits with banks	16,447	22,811	-27.9
Cash and cash equivalents	213,981	239,044	-10.5
Securities available for sale	1,141,650	1,172,683	-2.6
Securities held to maturity	1,199,169	1,106,563	8.4
Residential mortgage loans held for sale	7,138	27,751	-74.3
Loans, net of unearned income	9,506,094	8,137,719	16.8
Allowance for loan losses	(110,784)	(104,374)	6.1
Net loans	9,395,310	8,033,345	17.0
Premises and equipment, net	154,032	140,367	9.7
Goodwill	764,248	675,555	13.1
Core deposit and other intangible assets, net	47,608	37,851	25.8
Bank owned life insurance	289,402	246,088	17.6
Other assets	350,867	344,729	1.8
Total Assets	$13,563,405	$12,023,976	12.8

Liabilities
Deposits:
Non-interest bearing demand	$2,200,081	$1,738,195	26.6
Savings and NOW	5,392,078	4,808,121	12.1
Certificates and other time deposits	2,606,073	2,535,858	2.8
Total Deposits	10,198,232	9,082,174	12.3
Other liabilities	130,418	163,151	-20.1
Short-term borrowings	1,241,239	1,083,138	14.6
Long-term debt	143,928	89,425	60.9
Junior subordinated debt	75,205	204,019	-63.1
Total Liabilities	11,789,022	10,621,907	11.0

Stockholders' Equity
Preferred stock	106,882	0	n/m
Common stock	1,592	1,398	13.9
Additional paid-in capital	1,608,117	1,376,601	16.8
Retained earnings	121,870	75,312	61.8
Accumulated other comprehensive income	(56,924)	(46,224)	23.1
Treasury stock	(7,154)	(5,018)	42.6
Total Stockholders' Equity	1,774,383	1,402,069	26.6
Total Liabilities and Stockholders' Equity	$13,563,405	$12,023,976	12.8

Selected average balances
Total assets	$12,640,685	$11,782,821	7.3
Earning assets	11,049,009	10,206,464	8.3
Interest bearing deposits with banks	57,605	94,719	-39.2
Securities	2,285,602	2,214,846	3.2
Residential mortgage loans held for sale	17,772	16,645	6.8
Loans, net of unearned income	8,688,030	7,880,254	10.3
Allowance for loan losses	109,050	103,589	5.3
Goodwill and intangibles	752,894	717,031	5.0
Deposits and customer repurchase agreements (6)	10,450,247	9,790,571	6.7
Short-term borrowings	231,326	158,875	45.6
Long-term debt	103,772	90,652	14.5
Trust preferred securities	199,296	203,471	-2.1
Total stockholders' equity	1,514,471	1,376,493	10.0
Preferred stockholders' equity	17,928	0	n/m

Common stock data
Average diluted shares outstanding	147,809,504	140,640,165	5.1
Period end shares outstanding	158,967,211	139,929,242	13.6
Book value per common share	$10.49	$10.02	4.7
Tangible book value per common share (4)	$5.38	$4.92	9.4
Dividend payout ratio (common)	60.48%	61.27%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q13 -	4Q13 -
	2013		2012	3Q13	4Q12
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	6.66%	8.50%	8.23%
Return on average tangible equity (2) (4)	13.35%	17.99%	17.65%
Return on average tangible common equity (2) (4)	14.51%	17.99%	17.65%
Return on average assets	0.84%	0.99%	0.96%
Return on average tangible assets (3) (4)	0.94%	1.10%	1.07%
Net interest margin (FTE) (1)	3.67%	3.64%	3.66%
Yield on earning assets (FTE) (1)	4.03%	4.01%	4.18%
Cost of funds	0.45%	0.47%	0.63%
Efficiency ratio (FTE) (1) (5)	57.77%	59.71%	55.43%
Effective tax rate	27.40%	23.98%	27.94%

Capital ratios
Equity / assets (period end)	13.08%	11.58%	11.66%
Leverage ratio	8.80%	8.42%	8.29%
Tangible equity / tangible assets (period end) (4)	7.55%	6.09%	6.09%
Tangible common equity / tangible assets (period end) (4)	6.71%	6.09%	6.09%
Tangible common equity, excluding AOCI / tangible
assets (period end) (4) (7)	7.16%	6.63%	6.50%

Balances at period end
Loans:
Commercial real estate	$3,245,209	$2,920,808	$2,707,046	11.1	19.9
Commercial and industrial	1,881,474	1,755,235	1,602,314	7.2	17.4
Commercial leases	158,895	141,714	130,133	12.1	22.1
Commercial loans and leases	5,285,578	4,817,757	4,439,493	9.7	19.1
Direct installment	1,467,236	1,408,539	1,178,530	4.2	24.5
Residential mortgages	1,086,739	1,031,805	1,092,228	5.3	-0.5
Indirect installment	655,587	638,312	582,037	2.7	12.6
Consumer LOC	965,771	887,981	805,494	8.8	19.9
Other	45,183	52,511	39,937	-14.0	13.1
Total loans	$9,506,094	$8,836,905	$8,137,719	7.6	16.8

Deposits:
Non-interest bearing deposits	$2,200,081	$2,115,813	$1,738,195	4.0	26.6
Savings and NOW	5,392,078	5,247,922	4,808,121	2.7	12.1
Certificates of deposit and other time deposits	2,606,073	2,359,636	2,535,858	10.4	2.8
Total deposits	10,198,232	9,723,371	9,082,174	4.9	12.3
Customer repurchase agreements (6)	841,741	834,610	807,820	0.9	4.2
Total deposits and customer repurchase agreements (6)	$11,039,973	$10,557,981	$9,889,994	4.6	11.6

Average balances
Loans:
Commercial real estate	$3,184,720	$2,891,354	$2,657,325	10.1	19.8
Commercial and industrial	1,818,355	1,753,053	1,567,340	3.7	16.0
Commercial leases	150,308	138,441	128,535	8.6	16.9
Commercial loans and leases	5,153,383	4,782,848	4,353,200	7.7	18.4
Direct installment	1,452,597	1,362,881	1,157,480	6.6	25.5
Residential mortgages	1,085,465	1,043,349	1,103,713	4.0	-1.7
Indirect installment	646,876	621,705	581,748	4.0	11.2
Consumer LOC	939,646	875,239	793,496	7.4	18.4
Other	44,775	43,988	39,228	1.8	14.1
Total loans	$9,322,742	$8,730,010	$8,028,865	6.8	16.1

Deposits:
Non-interest bearing deposits	$2,168,847	$2,033,370	$1,742,328	6.7	24.5
Savings and NOW	5,468,290	5,229,488	4,786,688	4.6	14.2
Certificates of deposit and other time deposits	2,609,294	2,391,828	2,578,226	9.1	1.2
Total deposits	10,246,431	9,654,686	9,107,242	6.1	12.5
Customer repurchase agreements (6)	866,955	748,249	867,404	15.9	-0.1
Total deposits and customer repurchase agreements (6)	$11,113,386	$10,402,935	$9,974,646	6.8	11.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
	2013	2012	Variance
Performance ratios
Return on average equity	7.78%	8.02%
Return on average tangible equity (2) (4)	16.19%	17.62%
Return on average tangible common equity (2) (4)	16.58%	17.62%
Return on average assets	0.93%	0.94%
Return on average tangible assets (3) (4)	1.04%	1.05%
Net interest margin (FTE) (1)	3.65%	3.73%
Yield on earning assets (FTE) (1)	4.05%	4.30%
Cost of funds	0.49%	0.68%
Efficiency ratio (FTE) (1) (5)	58.94%	58.32%
Effective tax rate	27.53%	28.39%

Capital ratios
Equity / assets (period end)	13.08%	11.66%
Leverage ratio	8.80%	8.29%
Tangible equity / tangible assets (period end) (4)	7.55%	6.09%
Tangible common equity / tangible assets (period end) (4)	6.71%	6.09%
Tangible common equity, excluding AOCI / tangible
assets (period end) (4) (7)	7.16%	6.50%

Balances at period end
Loans:
Commercial real estate	$3,245,209	$2,707,046	19.9
Commercial and industrial	1,881,474	1,602,314	17.4
Commercial leases	158,895	130,133	22.1
Commercial loans and leases	5,285,578	4,439,493	19.1
Direct installment	1,467,236	1,178,530	24.5
Residential mortgages	1,086,739	1,092,228	-0.5
Indirect installment	655,587	582,037	12.6
Consumer LOC	965,771	805,494	19.9
Other	45,183	39,937	13.1
Total loans	$9,506,094	$8,137,719	16.8

Deposits:
Non-interest bearing deposits	$2,200,081	$1,738,195	26.6
Savings and NOW	5,392,078	4,808,121	12.1
Certificates of deposit and other time deposits	2,606,073	2,535,858	2.8
Total deposits	10,198,232	9,082,174	12.3
Customer repurchase agreements (6)	841,741	807,820	4.2
Total deposits and customer repurchase agreements (6)	$11,039,973	$9,889,993	11.6

Average balances
Loans:
Commercial real estate	$2,908,164	$2,643,867	10.0
Commercial and industrial	1,740,138	1,488,579	16.9
Commercial leases	138,214	122,129	13.2
Commercial loans and leases	4,786,516	4,254,575	12.5
Direct installment	1,311,441	1,115,355	17.6
Residential mortgages	1,068,130	1,154,837	-7.5
Indirect installment	608,430	571,844	6.4
Consumer LOC	871,083	743,214	17.2
Other	42,430	40,429	4.9
Total loans	$8,688,030	$7,880,254	10.3

Deposits:
Non-interest bearing deposits	$1,963,431	$1,615,419	21.5
Savings and NOW	5,203,251	4,691,424	10.9
Certificates of deposit and other time deposits	2,489,129	2,691,597	-7.5
Total deposits	9,655,811	8,998,440	7.3
Customer repurchase agreements (6)	794,436	792,131	0.3
Total deposits and customer repurchase agreements (6)	$10,450,247	$9,790,571	6.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				4Q13 -	4Q13 -
	2013		2012	3Q13	4Q12
	Fourth	Third	Fourth	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$58,755	$65,451	$66,004	-10.2	-11.0
Restructured loans	18,698	17,252	14,876	8.4	25.7
Non-performing loans	77,453	82,703	80,880	-6.3	-4.2
Other real estate owned (9)	40,681	35,144	35,257	15.8	15.4
Non-performing loans and OREO	118,134	117,847	116,137	0.2	1.7
Non-performing investments	797	733	2,809	8.7	-71.6
Total non-performing assets	$118,931	$118,580	$118,946	0.3	0.0

Non-performing loans / total loans	0.81%	0.94%	0.99%
Non-performing loans / total originated loans (10)	0.95%	1.05%	1.12%
Non-performing loans + OREO / total loans + OREO	1.24%	1.33%	1.42%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.44%	1.49%	1.60%
Non-performing assets / total assets	0.88%	0.93%	0.99%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$105,336	$102,849	$99,725	2.4	5.6
Provision for loan losses	5,653	7,505	8,144	-24.7	-30.6
Net loan charge-offs	(6,105)	(5,018)	(7,675)	21.7	-20.5
Allowance for loan losses (originated portfolio) (10)	104,884	105,336	100,194	-0.4	4.7

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	4,716	5,431	2,989
Provision for loan losses	2,713	(226)	1,130
Net loan charge-offs	(1,529)	(489)	61
Allowance for loan losses (acquired portfolio) (11)	5,900	4,716	4,180	25.1	41.1

Total allowance for loan losses	$110,784	$110,052	$104,374	0.7	6.1

Allowance for loan losses / total loans	1.17%	1.25%	1.28%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.29%	1.34%	1.38%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	135.42%	127.37%	123.88%

Net loan charge-offs (annualized) / total average loans	0.32%	0.25%	0.38%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.30%	0.26%	0.45%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$37,342	$41,212	$46,205	-9.4	-19.2
Loans 90+ days past due	7,971	7,018	6,706	13.6	18.9
Non-accrual loans	58,755	65,451	66,004	-10.2	-11.0
Total past due and non-accrual loans	$104,068	$113,681	$118,915	-8.5	-12.5

Total past due and non-accrual loans / total originated loans	1.28%	1.44%	1.64%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$30,205	$16,968	$22,799	78.0	32.5
Loans 90+ days past due	45,823	41,458	36,585	10.5	25.3
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$76,028	$58,426	$59,384	30.1	28.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
Asset Quality Data	2013	2012	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$58,755	$66,004	-11.0
Restructured loans	18,698	14,876	25.7
Non-performing loans	77,453	80,880	-4.2
Other real estate owned (9)	40,681	35,257	15.4
Non-performing loans and OREO	118,134	116,137	1.7
Non-performing investments	797	2,809	-71.6
Total non-performing assets	$118,931	$118,946	0.0

Non-performing loans / total loans	0.81%	0.99%
Non-performing loans / total originated loans (10)	0.95%	1.12%
Non-performing loans + OREO / total loans + OREO	1.24%	1.42%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.44%	1.60%
Non-performing assets / total assets	0.88%	0.99%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,194	$100,662	-0.5
Provision for loan losses	26,165	27,183	-3.7
Net loan charge-offs	(21,475)	(27,651)	-22.3
Allowance for loan losses (originated portfolio) (10)	104,884	100,194	4.7

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	4,180	0
Provision for loan losses	4,924	4,119
Net loan charge-offs	(3,204)	61
Allowance for loan losses (acquired portfolio) (11)	5,900	4,180	41.1

Total allowance for loan losses	$110,784	$104,374	6.1

Allowance for loan losses / total loans	1.17%	1.28%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.29%	1.38%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	135.42%	123.88%

Net loan charge-offs (annualized) / total average loans	0.28%	0.35%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.28%	0.41%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$37,342	$46,205	-19.2
Loans 90+ days past due	7,971	6,706	18.9
Non-accrual loans	58,755	66,004	-11.0
Total past due and non-accrual loans	$104,068	$118,915	-12.5

Total past due and non-accrual loans / total originated loans	1.28%	1.64%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$30,205	$22,799	32.5
Loans 90+ days past due	45,823	36,585	25.3
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$76,028	$59,384	28.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2013
	Fourth Quarter			Third Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$130,027	$84	0.25%	$30,224	$13	0.17%
Taxable investment securities (13)	2,162,444	11,381	2.06%	2,117,849	10,889	2.01%
Non-taxable investment securities (14)	153,349	2,054	5.36%	157,624	2,122	5.39%
Residential mortgage loans held for sale	6,128	103	6.73%	12,060	134	4.45%
Loans (14) (15)	9,322,742	105,719	4.51%	8,730,010	98,413	4.48%
Total Interest Earning Assets (14)	11,774,690	119,341	4.03%	11,047,767	111,571	4.01%
Cash and due from banks	199,986			185,419
Allowance for loan losses	(111,654)			(110,463)
Premises and equipment	155,310			147,804
Other assets	1,438,604			1,344,811
Total Assets	$13,456,936			$12,615,338

Liabilities
Deposits:
Interest-bearing demand	$4,054,525	1,500	0.15%	$3,841,619	1,391	0.14%
Savings	1,413,765	164	0.05%	1,387,869	162	0.05%
Certificates and other time	2,609,294	5,274	0.80%	2,391,828	5,342	0.89%
Customer repurchase agreements	866,955	510	0.23%	748,249	419	0.22%
Other short-term borrowings	173,405	609	1.37%	318,024	703	0.86%
Long-term debt	138,631	847	2.42%	91,659	719	3.11%
Junior subordinated debt	192,533	1,787	3.68%	194,206	1,800	3.68%
Total Interest Bearing Liabilities (14)	9,449,108	10,691	0.45%	8,973,454	10,536	0.47%
Non-interest bearing demand deposits	2,168,847			2,033,370
Other liabilities	144,312			132,763
Total Liabilities	11,762,267			11,139,587
Stockholders' equity	1,694,669			1,475,751
Total Liabilities and Stockholders' Equity	$13,456,936			$12,615,338

Net Interest Earning Assets	$2,325,582			$2,074,313

Net Interest Income (FTE)		108,650			101,035
Tax Equivalent Adjustment		(1,704)			(1,781)
Net Interest Income		$106,946			$99,254

Net Interest Spread			3.58%			3.55%
Net Interest Margin (14)			3.67%			3.64%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2012
	Fourth Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$116,885	$68	0.23%
Taxable investment securities (13)	2,076,440	10,817	2.03%
Non-taxable investment securities (14)	179,262	2,455	5.48%
Residential mortgage loans held for sale	18,945	181	3.83%
Loans (14) (15)	8,028,865	95,855	4.75%
Total Interest Earning Assets (14)	10,420,397	109,376	4.18%
Cash and due from banks	199,451
Allowance for loan losses	(104,453)
Premises and equipment	144,702
Other assets	1,328,185
Total Assets	$11,988,282

Liabilities
Deposits:
Interest-bearing demand	$3,578,072	1,834	0.21%
Savings	1,208,616	253	0.08%
Certificates and other time	2,578,226	7,650	1.18%
Customer repurchase agreements	867,404	603	0.27%
Other short-term borrowings	156,197	597	1.50%
Long-term debt	88,956	791	3.54%
Junior subordinated debt	204,012	1,932	3.77%
Total Interest Bearing Liabilities (14)	8,681,483	13,660	0.63%
Non-interest bearing demand deposits	1,742,328
Other liabilities	164,042
Total Liabilities	10,587,853
Stockholders' equity	1,400,429
Total Liabilities and Stockholders' Equity	$11,988,282

Net Interest Earning Assets	$1,738,914

Net Interest Income (FTE)		95,716
Tax Equivalent Adjustment		(1,798)
Net Interest Income		$93,918

Net Interest Spread			3.56%
Net Interest Margin (14)			3.66%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended December 31,
	2013			2012
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$57,605	$129	0.22%	$94,719	$210	0.22%
Taxable investment securities (13)	2,125,001	43,551	2.00%	2,031,289	47,161	2.27%
Non-taxable investment securities (14)	160,601	8,737	5.44%	183,558	10,253	5.59%
Residential mortgage loans held for sale	17,772	720	4.05%	16,645	713	4.28%
Loans (14) (15)	8,688,030	394,218	4.54%	7,880,254	380,951	4.83%
Total Interest Earning Assets (14)	11,049,009	447,355	4.05%	10,206,465	439,288	4.30%
Cash and due from banks	183,656			187,095
Allowance for loan losses	(109,050)			(103,590)
Premises and equipment	147,009			146,757
Other assets	1,370,061			1,346,094
Total Assets	$12,640,685			$11,782,821

Liabilities
Deposits:
Interest-bearing demand	$3,844,865	5,825	0.15%	$3,497,352	7,636	0.22%
Savings	1,358,386	656	0.05%	1,194,071	1,124	0.09%
Certificates and other time	2,489,129	22,960	0.92%	2,691,597	33,753	1.25%
Customer repurchase agreements	794,436	1,850	0.23%	792,131	2,506	0.31%
Other short-term borrowings	231,326	2,573	1.10%	158,875	2,656	1.64%
Long-term debt	103,772	3,115	3.00%	90,652	3,492	3.85%
Junior subordinated debt	199,296	7,365	3.70%	203,471	7,888	3.88%
Total Interest Bearing Liabilities (14)	9,021,210	44,344	0.49%	8,628,149	59,055	0.68%
Non-interest bearing demand deposits	1,963,431			1,615,419
Other liabilities	141,573			162,759
Total Liabilities	11,126,214			10,406,327
Stockholders' equity	1,514,471			1,376,494
Total Liabilities and Stockholders' Equity	$12,640,685			$11,782,821

Net Interest Earning Assets	$2,027,799			$1,578,316

Net Interest Income (FTE)		403,011			380,233
Tax Equivalent Adjustment		(6,969)			(7,382)
Net Interest Income		$396,042			$372,851

Net Interest Spread			3.56%			3.62%
Net Interest Margin (14)			3.65%			3.73%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by
F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2013		2012
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$112,828	$125,505	$115,189
Amortization of intangibles, net of tax (annualized)	6,045	5,331	5,645
	118,873	130,836	120,834

Average total stockholders' equity	1,694,669	1,475,751	1,400,430
Less: Average intangibles	(804,098)	(748,592)	(715,962)
	890,571	727,159	684,468

Return on average tangible equity (2)	13.35%	17.99%	17.65%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$112,828	$125,505	$115,189
Amortization of intangibles, net of tax (annualized)	6,045	5,331	5,645
	118,873	130,836	120,834

Average total stockholders' equity	1,694,669	1,475,751	1,400,430
Less: Average preferred stockholders' equity	(71,126)	0	0
Less: Average intangibles	(804,098)	(748,592)	(715,962)
	819,445	727,159	684,468

Return on average tangible common equity (2)	14.51%	17.99%	17.65%

Return on average tangible assets (3):
Net income (annualized)	$112,828	$125,505	$115,189
Amortization of intangibles, net of tax (annualized)	6,045	5,331	5,645
	118,873	130,836	120,834

Average total assets	13,456,936	12,615,338	11,988,283
Less: Average intangibles	(804,098)	(748,592)	(715,962)
	12,652,838	11,866,746	11,272,321

Return on average tangible assets (3)	0.94%	1.10%	1.07%

Tangible book value per common share:
Total stockholders' equity	$1,774,383	$1,481,647	$1,402,069
Less: preferred stockholders' equity	(106,882)	0	0
Less: intangibles	(811,856)	(748,909)	(713,405)
	855,645	732,738	688,664

Ending shares outstanding	158,967,211	145,263,435	139,929,242

Tangible book value per share	$5.38	$5.04	$4.92

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,
	2013	2012
Return on average tangible equity (2):
Net income (annualized)	$117,804	$110,410
Amortization of intangibles, net of tax (annualized)	5,465	5,801
	123,268	116,210

Average total stockholders' equity	1,514,471	1,376,493
Less: Average intangibles	(752,894)	(717,031)
	761,578	659,462

Return on average tangible equity (2)	16.19%	17.62%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$117,804	$110,410
Amortization of intangibles, net of tax (annualized)	5,465	5,801
	123,268	116,210

Average total stockholders' equity	1,514,471	1,376,493
Less: Average preferred stockholders' equity	(17,928)	0
Less: Average intangibles	(752,894)	(717,031)
	743,649	659,462

Return on average tangible common equity (2)	16.58%	17.62%

Return on average tangible assets (3):
Net income (annualized)	$117,804	$110,410
Amortization of intangibles, net of tax (annualized)	5,465	5,801
	123,268	116,210

Average total assets	12,640,685	11,782,821
Less: Average intangibles	(752,894)	(717,031)
	11,887,792	11,065,789

Return on average tangible assets (3)	1.04%	1.05%

Tangible book value per common share:
Total stockholders' equity	$1,774,383	$1,402,069
Less: preferred stockholders' equity	(106,882)	0
Less: intangibles	(811,856)	(713,405)
	855,645	688,664

Ending shares outstanding	158,967,211	139,929,242

Tangible book value per share	$5.38	$4.92

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2013		2012
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total stockholders' equity	$1,774,383	$1,481,647	$1,402,069
Less: intangibles	(811,856)	(748,909)	(713,405)
	962,527	732,738	688,664

Total assets	13,563,405	12,790,279	12,023,976
Less: intangibles	(811,856)	(748,909)	(713,405)
	12,751,549	12,041,370	11,310,571

Tangible equity / tangible assets (period end)	7.55%	6.09%	6.09%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$1,774,383	$1,481,647	$1,402,069
Less: preferred stockholders' equity	(106,882)	0	0
Less: intangibles	(811,856)	(748,909)	(713,405)
	855,645	732,738	688,664

Total assets	13,563,405	12,790,279	12,023,976
Less: intangibles	(811,856)	(748,909)	(713,405)
	12,751,549	12,041,370	11,310,571

Tangible equity / tangible assets (period end)	6.71%	6.09%	6.09%

Tangible common equity, excluding AOCI / tangible
assets (period end) (7):
Total stockholders' equity	$1,774,383	$1,481,647	$1,402,069
Less: preferred stockholders' equity	(106,882)	0	0
Less: intangibles	(811,856)	(748,909)	(713,405)
Less: AOCI	56,924	66,171	46,224
	912,569	798,909	734,888

Total assets	13,563,405	12,790,279	12,023,976
Less: intangibles	(811,856)	(748,909)	(713,405)
	12,751,549	12,041,370	11,310,571
Tangible equity, excluding AOCI / tangible
assets (period end) (7)	7.16%	6.63%	6.50%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties, litigation settlement accrual, branch consolidation costs, loss on extinguishment of debt and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less gain on sale of an acquired building, gain on extinguishment of debt, securities gains and net impairment losses on securities plus losses on asset disposals related to the branch consolidation project.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities, unrealized losses on derivative instruments and unrecognized pension and postretirement obligations.
(8)	Does not include loans acquired at fair value ("acquired portfolio").
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	"Originated Portfolio" or "Originated Loans" equals loans and leases not included by definition in the Acquired Portfolio.
(11)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor, Cynthia Christopher, 724-983-3429, 330-507-8723 (cell), christoc@fnb-corp.com, Media, Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com